# Electronic Articles of Incorporation For

P14000089466
FILED
October 31, 2014
Sec. Of State
sgilbert

DYNAMIC ENVIRO INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

## Article I

The name of the corporation is:

DYNAMIC ENVIRO INC.

## Article II

The principal place of business address:

1517 W. GARDEN ST.
PENSACOLA, FL. 32502

The mailing address of the corporation is:

1517 W. GARDEN ST.
PENSACOLA, FL. 32502

## Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

## Article IV

The number of shares the corporation is authorized to issue is:

100

## Article V

The name and Florida street address of the registered agent is:

WADE J WILSON
1517 W. GARDEN ST.
PENSACOLA, FL. 32502

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: WADE J. WILSON

P14000089466
FILED
October 31, 2014
Sec. Of State
sgilbert

## Article VI

The name and address of the incorporator is:

BRANT A. COCHRAN
140 ADAMS LN.

HILLSBORO, IL 62049

Electronic Signature of Incorporator: BRANT A. COCHRAN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

## Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
BRANT A COCHRAN
140 ADAMS LN.
HILLSBORO, IL. 62049

## Article VIII

The effective date for this corporation shall be:

10/28/2014

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

FILED

Dynamic Enviro, Inc

**(Name of Corporation as currently filed with the Florida Dept. of State)** 2015 OCT 12 PM 3: 50

P14000089466

(Document Number of Corporation (if known)) SECRETARY OF STATE TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS)***

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* ________________________________

________________________________
*(Florida street address)*

*New Registered Office Address*: ________________________________, Florida ____________
*(City)* *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

________________________________
*Signature of New Registered Agent, if changing*

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**

*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*

*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |
| 2) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |
| 3) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |
| 4) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |
| 5) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |
| 6) ____ Change | ______ | ______________________ | ______________________ |
| ____ Add | | | ______________________ |
| ____ Remove | | | ______________________ |

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV

The number of common stock shares the Corporation is authorized to issue is 200,000,000 with a par value of $0.0001.

The number of preferred stock shares the Corporation is authorized to issue is thirty million (30,000,000). The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of reach such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series to established.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

**The date of each amendment(s) adoption:** ____________________, if other than the date this document was signed.

**Effective date if applicable:** ____________________

*(no more than 90 days after amendment file date)*

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."

*(voting group)*

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 10/08/2015

Signature Brant Cochran

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Brant Cochran

(Typed or printed name of person signing)

President/Chief Executive Officer

(Title of person signing)